FORM OF WARRANT

Date: _______ Number: -___ Shares: __

Zion Oil & Gas, Inc.

Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES THAT, for value received, Network 1 Financial Securities, Inc. (whose address is The Galleria, Penthouse Suite, 2 Bridge Ave., Bldg. 2, Red Bank, NJ 07701-1333 and whose fax number is 732-758-6671) or its assigns is entitled to subscribe for and purchase, on or before the Termination Date, as defined below in this Warrant, _______ (____) fully paid and non-assessable shares (subject to adjustment as hereinafter provided) of the common stock ("Common Stock"), of ZION OIL & GAS, INC., a Delaware corporation (the "Corporation"), at a per share price equal to $___ per share (the "Warrant Price"); subject, however, to the provisions and upon the terms, conditions and adjustments hereinafter set forth.

1. Exercise Period and Duration. The right to exercise this Warrant and subscribe for and purchase shares of Common Stock represented hereby ("Warrant Shares") shall commence on a date three months following the "Termination Date" as that date is defined at para. 4(g) of the Underwriting Agreement between the Company and Network 1 Financial Securities, Inc. (the "Underwriter"), dated as of January 31, 2008 [the "Underwriting Agreement"]) and expire at 5:00 P.M., Dallas time, on __________ (the "Expiration Date"), such date being the third anniversary of the effective date of the Corporation's offering as provided in para. 4(e)(iii) of the Underwriting Agreement.

2. Method of Exercise; Payment; Issuance of New Warrant. The holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation, and by the payment to the Corporation of the then applicable Warrant Price for the shares being purchased upon such exercise at any time during the Subscription Period.

Payment of the Warrant Price may be made at the option of the holder by: (i) certified check or bank check payable to the order of the Company, (ii) wire transfer to the account of the Corporation or (iii) the surrender and cancellation of a portion of shares of Common Stock then held by the Holder or issuable upon such exercise of this Warrant, which shall be valued and credited toward the total Warrant Price due the Corporation for the exercise of the Warrant based upon the Current Market Price (as defined below) of the Common Stock. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

In the event of any exercise of this Warrant, the Corporation shall deliver to the holder hereof, (i) stock certificates for the shares of Common Stock so purchased, and (ii) a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised effective for the duration of the Subscription Period and through the Expiration Date. Stock certificates for the shares of Common Stock so purchased shall be dated, and the holder hereof shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of, the date of such exercise. Such stock certificates and new Warrant (as applicable) shall be promptly delivered to the holder hereof, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. The Corporation shall pay any taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates and new Warrants except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Corporation at the time of the delivery of such stock certificates by the Corporation as mentioned above.

3. Transferability; Transfer and Exchange. Neither this Warrant nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 3, which conditions are intended to insure compliance with the provisions of the Underwriting Agreement, the Securities Act, and state securities laws in respect of the transfer of any such Securities. This Warrant shall not be sold, transferred, assigned, pledged or hypothecated by any person, for a period of one year following the date of issuance of this Warrant, except that this Warrant may be transferred by the Underwriter to any Placement Agent, as defined in the Underwriting Agreement, participating in the offering subject of the Underwriting Agreement and its bona fide officers and partners, or other entity in accordance with para. 11(c) of the Underwriting Agreement, provided that this Warrant upon such transfer remains subject to the one-year transfer restriction.

(a) Restrictive Legends.

(i) Unless and until otherwise permitted by this Section 3 and there is an effective registration statement covering the issuance of the Warrant Shares, each certificate for Warrant Shares issued to you or your nominee, or to any subsequent transferee of such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO ZION OIL & GAS, INC., A DELAWARE CORPORATION (THE "CORPORATION"), IS OBTAINED TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. FURTHER, SUCH TRANSFER IS SUBJECT TO THE CONDITIONS SPECIFIED IN A WARRANT DATED AS OF __________, 2008, PURSUANT TO WHICH SUCH SHARES WERE ISSUED AND SOLD OR OTHERWISE TRANSFERRED BY THE CORPORATION, A COPY OF WHICH WARRANT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION. A COPY OF SUCH WARRANT WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON REQUEST AND WITHOUT CHARGE. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN SUCH WARRANT, THE CORPORATION HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR ALL OR PART OF THE NUMBER OF SHARES EVIDENCED HEREBY, AS THE CASE MAY BE, REGISTERED IN THE NAME OF SUCH HOLDER OR DESIGNATED NOMINEE."

(ii) The Corporation may order its transfer agents for Warrant Shares to stop the transfer of any Warrant Shares until the conditions of this Section 3 with respect to the transfer of such shares have been satisfied.

(b) Notice of Proposed Transfer. If, prior to any transfer or sale of any Warrant or Warrant Shares, the holder desiring to effect such transfer or sale shall deliver a written notice to the Corporation describing briefly the manner of such transfer or sale and a written opinion of counsel for such holder (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Corporation) to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act, the Corporation shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring holder represents and warrants to the Corporation that (i) the transfer or sale is to a purchaser or transferee whom the transferring holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A") and (ii) the transferring holder has taken all steps reasonably necessary to ensure that such transfer otherwise meets the requirements of the provisions of Rule 144A, no opinion shall be required.

(c) Termination of Restrictions.

(i) Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of this Warrant and the Warrant Shares shall terminate as to any particular Warrant or Warrant Shares when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Corporation) or counsel for the Corporation, or (iii) such security shall have been sold without registration under the Securities Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144"), or (iv) the Corporation is reasonably satisfied that the holder of such security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such security pursuant to such Subsection, or (v) a letter or an order shall have been issued to the holder thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

(ii) Whenever the restrictions imposed by this Section 3 shall terminate, as hereinabove provided, the holder of any particular Warrant or Warrant Shares then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Corporation, without expense to such holder, (i) one or more new certificates for such Warrant Shares not bearing the restrictive legend set forth in Section 3(A) hereof or (ii) a new Warrant not bearing the restrictive legend set forth on the face hereof, as appropriate.

(d) Compliance with Rule 144 and Rule 144A. At the written request of any holder of any Warrant or Warrant Shares who proposes to sell any such Warrant or Warrant Shares in compliance with Rule 144, the Corporation shall furnish to such holder, within ten days after receipt of such request, a written statement as to whether or not the Corporation is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of this Warrant or Warrant Shares that hereafter may be effected pursuant to the provisions of Rule 144A, any holder of this Warrant or Warrant Shares desiring to effect such resale and each prospective institutional purchaser thereof designated by such holder shall have the right, at any time the Corporation is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Corporation, upon the written request of such holder and at the Corporation's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

(e) Non-Applicability of Restrictions on Transfer. Notwithstanding the provisions of Section 3(b) hereof, any record owner of this Warrant or Warrant Shares may from time to time transfer all or part of this Warrant or all or part of such record owner's Warrant Shares (i) to a nominee identified in writing to the Corporation as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of this Warrant or Warrant Shares identified in writing to the Corporation as being the nominee of or for such beneficial owner may from time to time transfer all of this Warrant or all or part of the Warrant Shares registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate of such record owner, or (iii) if such record owner is a partnership or limited liability company or the nominee of a partnership or limited liability company, to a partner or member, retired partner or member, or estate of a partner or member or retired partner or member, of such partnership or limited liability company, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee represents and warrants to the Corporation that such Person is, at the time of transfer, an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, that each such transferee shall remain subject to all restrictions on the transfer herein contained.

(f) Procedure for Transfer. Upon the permitted transfer by any record owner of any Warrant or Warrant Shares in accordance with the provisions of this Section 3, such Warrant or Warrant Shares may be transferred on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Warrant or Warrant Shares at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant and any Warrant Shares issuable upon exercise hereof is exchangeable at the principal office of the Corporation for (i) Warrants for the purchase of the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares of Common Stock as the holder hereof shall designate at the time of such exchange, or (ii) the same number of Warrant Shares, as appropriate. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common Stock issuable pursuant hereto.

4. Certain Adjustments. The following adjustments shall take effect to the extent that such adjustments do not result in a Warrant Price lower than the then applicable par value of the Common Stock:

(a) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date hereof effects a subdivision of its outstanding shares of Common Stock, the Warrant Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the date hereof combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection 4(b) as of the time of actual payment of such dividends or distributions.

(c) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of this Warrant shall receive, in addition to the number of shares of Warrant Shares receivable thereupon, the amount of securities of the Corporation which such holder would have received had this Warrant been exercised for shares of Warrant Shares on the date of such event and had such holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by such holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holder of this Warrant.

(d) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the date hereof, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4), then and in any such event the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(e) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date hereof there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, for which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holder of this Warrant after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.

5. Procedural Items.

(a) Record Date. In the event of (i) the Corporation setting a record date for the purpose of any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or entity or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to the holder hereof at least ten (10) days prior to the record date specified therein, a notice specifying (1) the record date for purposes of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay round up the nearest whole number.

(c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant into the Common Stock issuable hereunder, such number of its shares of Common Stock as shall be sufficient to effect the full exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6. No Dilution or Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of the shares of Common Stock above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

7. Shares to be Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. Furthermore, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

8. Notices. All notices and other communications hereunder shall be in writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

If to the holder of the Warrant:

to the name, address and fax number
set forth on the first page of this warrant

If to the Corporation:

Zion Oil & Gas, Inc.
6510 Abrams Road, Suite 300
Dallas, Texas 75231
Attn: Treasurer
Fax: (214) 221-6510

9. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws.

10. Remedies. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11. Registration. The warrants in the Series shall be numbered and shall be registered in a warrant register as they are issued. The Corporation shall be entitled to treat the registered holder of any warrant in the Series on the warrant register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such warrant on the part of any other person, and shall not be liable for any registration or transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

12. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may be amended only by an instrument in writing signed by the holder of this Warrant and the Corporation, except the Corporation may waive any of its rights for the benefit of the holder by notice in writing to the holder of this Warrant, including, without limitation, extension of the date of termination or lowering of the exercise price.

(b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

13. Definitions. For the purposes of this Warrant the following terms have the following meanings:

"Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act. With respect to any Person who is a limited partnership, "Affiliate" shall also mean any general or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

"Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified,

(1) if there shall not then be a public market for the Common Stock, the higher of

(a) the book value per share of Common Stock at such date, and
(b) the price per share of Common Stock in the most recent closing of a private placement of Common Stock to unrelated third parties purchasing at least $200,000 in such private placement, or (2) if there shall then be a public market for the Common Stock, the average of the daily market prices for the five (5) consecutive trading days immediately before such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including Nasdaq) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including Nasdaq), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the FINRA selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the FINRA, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

"Securities Act" shall mean the Securities Act of 1933, as amended,, together with all rules and regulations promulgated thereunder.

"Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed effective as of the date first above written.

ZION OIL & GAS, INC.

By:_______________________

Richard Rinberg, Chief Executive Officer

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

Date: _________________

Name
Address
Facsimile No.:

Zion Oil & Gas, Inc.
6510 Abrams Road, Suite 300
Dallas, TX 75231
Attn: Chief Executive Officer
Fax: (214) 221-6510

1. The undersigned registered owner hereby elects to purchase shares of the Common Stock of ________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. The undersigned registered owner hereby elects to convert the attached Warrant into Common Stock of _________ through "cashless exercise" in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

___________________________________

(Name of Registered Owner)

___________________________________

(Signature of Registered Owner)

___________________________________

(Street Address)

___________________________________

(City) (State) (Zip Code)

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, please deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder to the undersigned.

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever, and if the Warrant representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant is registered, the signature of the holder hereof must be guaranteed.